    As filed with the Securities and Exchange Commission on April 22, 1996
                                            Registration Statement No. 33-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                  VENCOR, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      61-10550202
(state or other jurisdiction               I.R.S. Employer Identification Number
of incorporation or organization)

                             3300 PROVIDIAN CENTER
                             400 WEST MARKET STREET
                          LOUISVILLE, KENTUCKY  40202
                    (Address of Principal Executive Offices)

                                ----------------

                VENCOR INC. 1987 INCENTIVE COMPENSATION PROGRAM
                              (Additional Shares)
                           (Full Title of the plan)
          JILL L. FORCE                                    COPY TO:
   Vice President, General Counsel
       and Corporate Secretary                           IVAN M. DIAMOND
            Vencor, Inc.                         Greenebaum Doll & McDonald PLLC
        3300 Providian Center                        3300 National City Tower
        400 West Market Street                      Louisville, Kentucky  40202
     Louisville, Kentucky  40202
(Name and address of agent for service)
         (502) 596-7300
(Telephone number, including area code, of agent for service)

                                ----------------

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================
Title of securities          Amount to be    Proposed            Proposed              Amount of
to be registered             registered      maximum offering    aggregate offering    registration fee
                                             price per share*    price*
==========================================================================================================
Common Stock, par          3,737,438 shares      $33.125            $123,802,634           $42,691


value $0.25 per share
each with .667 of an
associated
participating preferred
stock purchase right
- ----------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, and is based on the average of the high and low prices per share as reported on the New York Stock Exchange on April 18, 1996.

                             AVAILABLE INFORMATION

          Vencor, Inc. (the "Company" or the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the New York Stock Exchange, and copies of reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR").

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
- ------   ---------------------------------------

     The following documents filed by Vencor, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") (File No. 1-10989) are incorporated into this Registration Statement by reference:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (b) The Registration Statement No. 33-34191 dated April 3, 1990, post-effective amendment No. 1 thereto dated December 7, 1992, and Registration Statement No. 33-40949 filed by the Registrant under the Securities Act of 1933 on Form S-8.

     (c) The description of Registrant's shares of Common Stock, par value $.25 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant with the Commission on Form 8-A, dated January 22, 1992; the description of the Registrant's Participating Preferred Stock Purchase Rights contained in the Registration Statement filed by the Registrant with the Commission on Form 8-A dated July 21, 1993, and Form 8-A/A dated August 11, 1995; and all other amendments and reports filed for the purpose of updating such descriptions prior to the termination of the offering of the Common Stock offered hereby.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
- ------   --------------------------------------

     William C. Ballard Jr., a director of the Registrant, is of counsel to the firm of Greenebaum Doll & McDonald and as of March 15, 1996 beneficially owned 28,907 shares of Registrant's Common Stock. A member of Greenebaum Doll & McDonald PLLC who participated in the preparation of the Registration Statement beneficially owned 4,700 shares of Registrant's Common Stock as of March 15, 1996. Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, has rendered the opinion as to the validity of the securities being registered hereunder.

ITEM 8.  EXHIBITS.
- ------   --------

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS.
- ------   ------------

(a)  Rule 415 offerings.
     ------------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent Exchange Act documents by reference.
     --------------------------------------------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Filing of Registration Statement on Form S-8.
     --------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on April 19, 1996.


                                    VENCOR, INC.


                                    By:  W. Bruce Lunsford
                                       -----------------------------------
                                         W. Bruce Lunsford
                                         Chairman of the Board,
                                         President and Chief Executive
                                         Officer

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS W. BRUCE LUNSFORD, WITH FULL POWER TO ACT WITHOUT THE OTHER, HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS OR POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SUCH ATTORNEY-IN-FACT AND AGENT, OR HIS OR HER SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the date indicated.

Name and Signature            Title                                 Date


/s/ William C. Ballard Jr.    Director                          April 19, 1996
- --------------------------
William C. Ballard Jr.


/s/ Michael R. Barr           Executive Vice President,         April 19, 1996
- --------------------------    Chief Operating Officer
Michael R. Barr               and Director


/s/ Walter F. Beran           Director                          April 19, 1996
- --------------------------
Walter F. Beran


/s/ Donna R. Ecton            Director                          April 19, 1996
- --------------------------
Donna R. Ecton

/s/ Greg D. Hudson            Director                          April 19, 1996
- --------------------------
Greg D. Hudson


/s/ Richard A. Lechleiter     Vice President, Finance and       April 19, 1996
- --------------------------    Corporate Controller (Principal
Richard A. Lechleiter         Accounting Officer)


/s/ William H. Lomicka        Director                          April 19, 1996
- --------------------------
William H. Lomicka


/s/ W. Bruce Lunsford         Chairman of the Board,            April 19, 1996
- --------------------------    President, Chief Executive
W. Bruce Lunsford             Officer (Principal Executive
                              Officer) and Director


/s/ W. Earl Reed, III         Executive Vice President,         April 19, 1996
- --------------------------    Chief Financial Officer
W. Earl Reed, III             (Principal Financial
                              Officer) and Director


/s/ R. Gene Smith             Vice Chairman of the Board        April 19, 1996
- --------------------------    and Director
R. Gene Smith


/s/ Jack O. Vance             Director                          April 19, 1996
- --------------------------
Jack O. Vance

                                 EXHIBIT INDEX
                                 -------------
                                                                        Page No.
                                                                        --------

          4.1 Certificate of Incorporation of the Company, as amended. Exhibit 3 to the Company's 10-Q for the quarterly period ended September 30, 1995 (Comm.
          File No. 1-10989) is hereby incorporated by reference.

          4.2  Second Amended and Restated Bylaws of the Company.
          Exhibit 3.2 to the Company's 10-K for the year ended December 31, 1995 (Comm. File No. 1-10989) is hereby incorporated by reference.

          4.3  $1 Billion Credit Agreement dated September 11,
          1995 (conformed to include Amendment No. 1) among the Company, various banks and other financial institutions, Morgan Guaranty Trust Company of New York, (as Documentation Agent), Nationsbank, N.A. (as Administrative Agent) and J. P. Morgan Delaware (as Collateral Agent).
          Exhibit 4(b) to the Company's 10-Q for the quarterly period ended September 30, 1995 (Comm. File No. 1-10989) is hereby incorporated by reference.

          4.4 Amendment No. 2 to Credit Agreement dated as of September 11, 1995 among the Company, the other
          Borrowers referred to therein and the Banks, Co-Agents, LC Issuing Banks and Agents referred to therein. Exhibit 4(c) to the Company's 10-Q for the quarterly period ended September 30, 1995 (Comm. File No. 1-10989) is hereby incorporated by reference.

          4.5 Amendment No. 3 to Credit Agreement dated as of November 27, 1995 among the Company, the other
          Borrowers referred to therein and the Banks, Co-Agents, LC Issuing Banks and Agents referred to therein. Exhibit
          4.5 to the Company's 10-K for the year ended December 31, 1995 (Comm File No. 1-10989) is hereby incorporated by

                                 EXHIBIT INDEX
                                 -------------
                                                                        Page No.
                                                                        --------

          reference.

          4.6 Warrant and Registration Rights Agreement among Hillhaven, Tenet and Manufacturers Hanover Trust Company of California, dated as of January 31, 1990.
          Exhibit 4.6 to the Company's 10-K for the year ended December 31, 1995 (Comm. File No. 1-10989) is hereby incorporated by reference.

          4.7 Form of Indenture between Hillhaven and State Street Bank and Trust Company, as Trustee with respect to the 10 1/8% Senior Subordinated Notes due 2001.
          Exhibit 4.7 to the Company's 10-K for the year ended December 31, 1995 (Comm. File No. 1-10989) is hereby incorporated by reference.

          4.8  Form of 10 1/8% Senior Subordinated Note due
          2001. Exhibit 4.8 to the Company's 10-K for the year ended December 31, 1995 (Comm. File No. 1-10989) is hereby incorporated by reference.

          4.9  First Supplemental Indenture dated September 27,
          1995, among the Company, Hillhaven and State Street
          Bank and Trust Company, as Trustee, relating to 10 1/8% Senior Subordinated Notes due 2001. Exhibit 4(a) to the Company's 10-Q for the quarterly period ended September 30, 1995 (Comm. File No. 1-10989) is hereby incorporated by reference.

          5    Opinion of Greenebaum Doll & McDonald PLLC.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Greenebaum Doll & McDonald PLLC
          (included in Exhibit 5).

                                 EXHIBIT INDEX
                                 -------------

                                                                        Page No.
                                                                        --------

          24 Power of Attorney. (Included on signature page of Registrant's Registration Statement on Form S-8.)